Exhibit 99.2

URBAN EDGE PROPERTIES

SUPPLEMENTAL DISCLOSURE
PACKAGE

Quarter ended September 30, 2015

Urban Edge Properties
888 7th Avenue, New York, NY 10019
NY Office: 212-956-2556
www.uedge.com

URBAN EDGE PROPERTIES
SUPPLEMENTAL DISCLOSURE
September 30, 2015
(unaudited)

TABLE OF CONTENTS
Page
Press Release
Third Quarter 2015 Earnings Press Release	1

Overview
Summary Financial Results and Ratios	10

Consolidated and Combined Financial Statements
Consolidated and Combined Balance Sheets	11
Consolidated and Combined Statements of Income	12

Non-GAAP Financial Measures and Supplemental Data
Supplemental Schedule of Net Operating Income	13
Earnings Before Interest, Taxes, Depreciation and Amortization	14
Consolidated Statements of Funds from Operations	15
Market Capitalization, Debt Ratios and Liquidity	16
Additional Disclosures	17

Leasing Data
Tenant Concentration - Top Twenty-Five Tenants	18
Leasing Activity	19
Retail Portfolio Lease Expiration Schedule	20

Property Data
Property Status Report	22
Property Acquisitions and Dispositions	26
Development and Redevelopment Projects	27

Debt Schedules
Debt Summary	28
Mortgage Debt Summary and Maturity Schedule	29

Urban Edge Properties		For additional information:
888 Seventh Avenue		Mark Langer, EVP and
New York, NY 10019		Chief Financial Officer
212-956-2556

FOR IMMEDIATE RELEASE:

Urban Edge Properties Reports Third Quarter 2015 Operating Results

NEW YORK, NY, November 4, 2015 - Urban Edge Properties (NYSE:UE) announced today its financial results for the three and nine months ended September 30, 2015.

Third Quarter 2015 Highlights:

•	Generated Recurring Funds from Operations of $0.30 per diluted share for the quarter, and $0.90 per diluted share for the nine months ended September 30, 2015

•
Generated Funds from Operations ("FFO") of $0.32 per diluted share for the quarter and $0.63 per diluted share for the nine months ended September 30, 2015. FFO for the three months ended September 30, 2015 includes $0.02 per diluted share of tenant bankruptcy settlement income. FFO for the nine months ended September 30, 2015 includes $0.28 per diluted share in transaction costs and one-time equity awards associated with our spin-off from Vornado Realty Trust, offset by $0.01 per diluted share from other items

•
Increased same-property Net Operating Income (“NOI”) by 4.1% (3.1% including properties in redevelopment) as compared to the third quarter of 2014, and by 3.6% (3.5% including properties in redevelopment) for the nine months ended September 30, 2015 as compared to the same period in 2014

•	Increased same-property retail portfolio occupancy 80 basis points to 96.6% as compared to September 30, 2014 which was unchanged as compared to June 30, 2015

•	Consolidated retail portfolio occupancy increased 70 basis points to 96.1% as compared to September 30, 2014 and by 10 basis points compared to June 30, 2015

•	Executed 32 new leases, renewals, and options during the quarter totaling 506,600 square feet. Same-space leases totaled 192,700 square feet at an average rent spread of 0.8%.

•	Increased active development and redevelopment projects by $26.2 million to $105.7 million due to the addition of new projects at Garfield, NJ and Walnut Creek, CA

•	Shadow development and redevelopment pipeline consists of approximately $175.0 million of additional projects to be completed over the next several years

•	Ended the quarter with $197.3 million cash and cash equivalents and no amounts drawn on the $500.0 million revolving credit facility

Financial Highlights:
Recurring FFO was $31.9 million, or $0.30 per diluted share, for the third quarter of 2015. Recurring FFO was $95.2 million, or $0.90 per diluted share, for the nine months ended September 30, 2015.

FFO was $33.5 million, or $0.32 per diluted share, for the third quarter of 2015 which includes $1.8 million of tenant bankruptcy settlement income and $0.2 million of nonrecurring transaction costs. FFO was $66.3 million, or $0.63 per diluted share, for the nine months ended September 30, 2015. FFO for the nine months ended September 30, 2015 includes $29.6 million of non-recurring transaction costs and one-time equity awards primarily associated with our spin-off from Vornado Realty Trust, $1.4 million of environmental remediation costs, and $1.0 million of debt restructuring costs, partially offset by $3.1 million of tenant bankruptcy settlement income.

Net income attributable to common shareholders was $18.9 million, or $0.19 per diluted share, for the quarter ended September 30, 2015, and $23.6 million, or $0.24 per diluted share, for the nine months ended September 30, 2015.

A reconciliation of net income attributable to common shareholders to FFO and the reconciling components of FFO to Recurring FFO are provided in the tables accompanying this press release.

Operating Highlights:
Same-property NOI increased 4.1% for the third quarter of 2015 as compared to the third quarter of 2014 due to higher occupancy, new rent commencements, contractual rent increases, higher recoveries and lower landlord expenses. Same-property NOI increased 3.6% for the nine months ended September 30, 2015 as compared to the same period of 2014. Same-property NOI including properties under redevelopment increased 3.1% for the third quarter of 2015 as compared to the third quarter in 2014. Same-property NOI including properties under redevelopment increased 3.5% for the nine months ended September 30, 2015 as compared to the same period of 2014. A reconciliation of income before income taxes to same-property NOI is provided in the tables accompanying this press release.

As of September 30, 2015, occupancy for the company’s consolidated retail portfolio was 96.1%, up 70 basis points compared to September 30, 2014, and up 10 basis points compared to June 30, 2015. On a same-property basis, retail portfolio occupancy was 96.6%, up 80 basis points compared to September 30, 2014, and unchanged as compared to June 30, 2015.

During the third quarter of 2015, the company executed 32 new leases, renewals and options totaling 506,600 square feet. The vast majority of leasing activity pertained to non same-space leases for assets in redevelopment and new pad expansions. The company executed 9 new leases on a non same-space basis during the quarter totaling 313,800 square feet at an average rental rate of $9.15 per square foot, including two warehouse leases totaling 218,400 square feet at an average rental rate of $5.15 per square foot.

On a same-space basis, 8 new leases were executed in the third quarter totaling 14,400 square feet at an average rental rate of $34.49 per square foot, representing a 16.5% decrease from prior cash rents (excluding the impact of straight-line rents). The limited number of same-space leases executed this quarter is not expected to be indicative of future activity. For the nine months ended September 30, 2015, 23 same-space leases were executed at an average rental rate of $27.63 per square foot, representing a 14.7% increase from prior cash rents.

During the third quarter of 2015, the company executed 15 lease renewals and options on a same-space basis totaling 178,400 square feet at an average rental rate of $17.62 per square foot, representing a 4.2% increase from prior cash rents. The total same-space leasing activity in the third quarter (new leases, renewals and options) aggregated 192,700 square feet at an average rental rate of $18.87 per square foot, a 0.8% increase from prior cash rents.

Development and Redevelopment Activities:
The company had approximately $105.7 million of active development and redevelopment projects underway of which $80.1 million remains to be funded as of September 30, 2015. Estimated unleveraged returns on these projects are approximately 9%. Active development and redevelopment projects increased $26.2 million during the quarter ended September 30, 2015 due to two additional projects at Garfield, NJ and Walnut Creek, CA.

The renovation of warehouses at East Hanover is ahead of schedule and the stabilization date has been moved up from 2018 to 2017. The conversion of Montehiedra Town Center, a 542,000 square-foot mall in Puerto Rico, into an outlet-focused retail mall remains on schedule for completion in late 2016. We recently executed leases with Polo and Gap.

The company continues to focus on its redevelopment pipeline, which includes approximately $175.0 million of planned expansions and renovations that the company expects to complete over the next several years.

Balance Sheet Highlights:
At September 30, 2015, the company’s total market capitalization (including debt and equity) was $3.5 billion comprised of 105.4 million shares of common shares outstanding (on a fully diluted basis) valued at approximately $2.3 billion and approximately $1.2 billion of debt. The company's ratio of net debt (net of cash) to total market capitalization was 29.8%. The company's net debt to annualized Adjusted EBITDA was 5.7x as of September 30, 2015. At September 30, 2015, the company had approximately $197.3 million of cash and cash equivalents on hand and nothing drawn on its $500.0 million revolving credit facility.

Non-GAAP Financial Measures
The company believes FFO (combined with the primary GAAP presentations) is a useful, supplemental measure of its operating performance that is a recognized metric used extensively by the real estate industry and, in particular REITs. The National Association of Real Estate Investment Trusts ("NAREIT") stated in its April 2002 White Paper on FFO, "Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves." The company also believes that Recurring FFO is a useful supplemental measure of its core operating performance that facilitates comparability of historical financial periods. FFO, as defined by NAREIT and the company, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of, or impairment charges related to, depreciable operating properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. The company makes certain adjustments to FFO, which it refers to as Recurring FFO, to account for items it does not believe are representative of ongoing operating results, including transaction costs associated with acquisition and disposition activity and non-recurring revenue and expenses. The company believes that financial analysts, investors and stockholders are better served by the presentation of comparable period operating results generated from its FFO and Recurring FFO measures. The company's method of calculating FFO and Recurring FFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

The company uses NOI, which is a non-GAAP financial measure, internally as a performance measure and believes NOI provides useful information to investors regarding the company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level and when compared across periods, reflects the impact on operations from trends in occupancy rates, rental rates and operating costs on an unleveraged basis, providing perspective not immediately apparent from our operating income or net income. In this release, the company has provided NOI on a same-property basis. Information provided on a same-property basis includes the results of properties that were owned and operated for the entirety of the reporting periods being compared and excludes properties that were under development/redevelopment and properties acquired, sold, or in the foreclosure process during the periods being compared. The company has also provided NOI on a same-property basis adjusted to include redevelopment properties.

Earnings before interest, tax, depreciation and amortization ("EBITDA") and Adjusted EBITDA are supplemental, non-GAAP measures utilized in various financial ratios. EBITDA and Adjusted EBITDA are presented to assist investors in the evaluation of REITs and as a measure of the company's operational performance as they exclude various items that do not relate to or are not indicative of our operating performance. Accordingly, the company's use of EBITDA and Adjusted EBITDA in various ratios provides a meaningful performance measure as it relates to our ability to meet various coverage tests for the stated period.

FFO, Recurring FFO, NOI, same-property NOI, EBITDA and Adjusted EBITDA are presented to assist investors in analyzing the company’s operating performance. Neither FFO nor Recurring FFO (i) represents cash flow from operations as defined by GAAP, (ii) is indicative of cash available to fund all cash flow needs, including the ability to make distributions, (iii) is an alternative to cash flow as a measure of liquidity, or (iv) should be considered as an alternative to net income (which is determined in accordance with GAAP) for purposes of evaluating the company’s operating performance. The company believes net income attributable to common shareholders is the most directly comparable GAAP financial measure to FFO and Recurring FFO while income before income taxes is the most directly comparable GAAP financial measure to NOI and same-property NOI and net income (loss) is the most directly comparable GAAP financial measure to EBITDA and Adjusted EBITDA. Reconciliations of these measures to their respective comparable GAAP measures have been provided in the tables accompanying this press release.

Reconciliation of Net Income Attributable to Common Shareholders to FFO and Recurring FFO

The following table reflects the reconciliation of FFO and Recurring FFO to net income attributable to common shareholders, the most directly comparable GAAP measure, for the three and nine months ended September 30, 2015.

	Three Months Ended September 30, 2015	Nine Months Ended September 30, 2015
	(in thousands)	(in thousands)
Net income attributable to common shareholders	$18,860	$23,559
Adjustments:
Rental property depreciation and amortization	13,452	41,102
Limited partnership interests in operating partnership	1,179	1,605
Funds From Operations	33,491	66,266
Funds From Operations per diluted share(1)	0.32	0.63

Transaction costs	151	22,437
One-time equity awards related to the spin-off	—	7,143
Environmental remediation costs	—	1,379
Tenant bankruptcy settlement income	(1,774)	(3,034)
Debt restructuring expenses	—	1,034
Recurring Funds From Operations	$31,868	$95,225
Recurring Funds From Operations per diluted share(1)	$0.30	$0.90

Weighted average diluted shares(1)	105,436	105,351

(1) Weighted average diluted shares used to calculate FFO per share and Recurring FFO per share for all periods presented is higher than the GAAP diluted weighted average shares as a result of the dilutive impact of the 6.1 million Operating Partnership and LTIP units which are redeemable into our common shares. These redeemable units are not included in the diluted weighted average share count for the periods presented for GAAP purposes because their inclusion is anti-dilutive.

FFO and Recurring FFO are non-GAAP financial measures. The company believes that FFO, as defined by NAREIT, is a widely used and appropriate supplemental measure of operating performance for REITs, and that it provides a relevant basis for comparison among REITs. The company believes that Recurring FFO provides additional comparability between historical financial periods. Refer to “Non-GAAP Financial Measures” above.

Reconciliation of Income before Income Taxes to NOI and Same-Property NOI

The following table reflects the reconciliation of NOI, same-property NOI (with and without redevelopment) to income before income taxes, the most directly comparable GAAP measure, for the three and nine months ended September 30, 2015 and 2014.

	Three Months Ended September 30,		Nine Months Ended September 30,
(Amounts in thousands)	2015	2014	2015	2014
Income before income taxes	$20,439	$14,171	$26,580	$51,161
Interest income	(39)	(9)	(101)	(26)
Interest and debt expense	13,611	14,303	42,021	40,571
Operating income	34,011	28,465	68,500	91,706
Depreciation and amortization	13,603	13,148	41,568	40,444
General and administrative expense	6,385	4,606	25,503	14,275
Transaction costs	151	4,683	22,437	4,683
Subtotal	54,150	50,902	158,008	151,108
Less: non-cash rental income	(1,943)	(2,643)	(5,741)	(7,325)
Add: non-cash ground rent expense	318	442	1,015	1,176
NOI	52,525	48,701	153,282	144,959
Adjustments:
NOI related to properties being redeveloped	(3,966)	(4,284)	(12,171)	(11,887)
Tenant bankruptcy settlement and lease termination income	(1,947)	(44)	(3,207)	(260)
Environmental remediation costs	—	—	1,379	—
Management and development fee income from non-owned properties	(551)	(133)	(1,779)	(398)
Other	(181)	(157)	(604)	(318)
Subtotal adjustments	(6,645)	(4,618)	(16,382)	(12,863)
Same-property NOI	$45,880	$44,083	$136,900	$132,096
Adjustments:
NOI related to properties being redeveloped	3,966	4,284	12,171	11,887
Same-property NOI including properties in redevelopment	$49,846	$48,367	$149,071	$143,983

NOI and same-property NOI are non-GAAP financial measures. The company believes that same-property NOI is a widely used and appropriate supplemental measure of operating performance for comparison among REITs. Refer to “Non-GAAP Financial Measures” above.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

The following table reflects the reconciliation of EBITDA and Adjusted EBITDA to net income, the most directly comparable GAAP measure, for the three and nine months ended September 30, 2015 and 2014.

	Three Months Ended September 30,		Nine Months Ended September 30,
(Amounts in thousands)	2015	2014	2015	2014
Net income	$20,045	$13,646	$25,181	$49,586
Depreciation and amortization	13,603	13,148	41,568	40,444
Interest and debt expense	13,611	14,303	42,021	40,571
Income tax expense	394	525	1,399	1,575
EBITDA	47,653	41,622	110,169	132,176
Adjustments for Adjusted EBITDA:
Transaction costs	151	4,683	22,437	4,683
One-time equity awards related to the spin-off	—	—	7,143	—
Environmental remediation costs	—	—	1,379	—
Tenant bankruptcy settlement income	(1,774)	—	(3,034)	—
Adjusted EBITDA	$46,030	$46,305	$138,094	$136,859

ADDITIONAL INFORMATION
For a copy of the company’s supplemental disclosure package, please access the "Investors" section of UE’s website at www.uedge.com. Our website also includes other financial information, including our Annual Report on Form 10-K, Form 10-Q, Current Reports on Form 8-K, and amendments to those reports.

ABOUT URBAN EDGE
Urban Edge Properties is a real estate investment trust that owns, operates and develops retail properties in high barrier-to-entry markets. At September 30, 2015, the portfolio comprises 79 shopping centers, three malls and a warehouse park adjacent to one of the centers, and aggregates 14,831,000 square feet.

FORWARD-LOOKING STATEMENTS
Certain statements contained in this Press Release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of future performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our future results, financial condition and business may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “would,” “may” or other similar expressions in this Press Release. Many of the factors that will determine the outcome of these and our other forward-looking statements are beyond our ability to control or predict; these factors include, among others, the company's ability to complete its active development and redevelopment projects, the company's ability to engage in the projects in its planned expansion and redevelopment pipeline and the company's ability to achieve the estimated unleveraged returns for such projects. For further discussion of factors that could materially affect the outcome of our forward-looking statements, see “Risk Factors” in Part I, Item 1A, of our Annual Report on Form 10-K for the year ended December 31, 2014, as amended.

For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date of this Press Release. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances occurring after the date of this Press Release.

URBAN EDGE PROPERTIES
DISCLOSURES
As of September 30, 2015

Forward Looking Statements
Certain statements contained in this Supplemental Disclosure Package constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of future performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our future results, financial condition and business may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “would,” “may” or other similar expressions in this Supplemental Disclosure Package. Many of the factors that will determine the outcome of these and our other forward-looking statements are beyond our ability to control or predict; these factors include, among others, the company's ability to complete its active development and redevelopment projects, the company's ability to engage in the projects in its planned expansion and redevelopment pipeline and the company's ability to achieve the estimated unleveraged returns for such projects. For further discussion of factors that could materially affect the outcome of our forward-looking statements, see “Risk Factors” in Part I, Item 1A, of our Annual Report on Form 10-K for the year ended December 31, 2014, as amended.

For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date of this Supplemental Disclosure Package. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances occurring after the date of this Supplemental Disclosure Package.
Basis of Presentation
The information contained in the Supplemental Disclosure Package does not purport to disclose all items required by GAAP and is unaudited information. This Supplemental Disclosure Package should be read in conjunction with the company's most recent Form 10-K and Form 10-Q. The results of operations of any property acquired are included in the Company's financial statements since the date of its acquisition, although such properties may be excluded from certain metrics disclosed in this Supplemental Disclosure Package.
Use of Funds from Operations, Net Operating Income and Earnings Before Interest, Taxes, Depreciation and Amortization as a Non-GAAP Financial Measure
Urban Edge Properties ("we", "our", the "Company") believes Funds From Operations (FFO) (combined with the primary GAAP presentations) is a useful supplemental measure of its operating performance that is a recognized metric used extensively by the real estate industry and, in particular REITs. The National Association of Real Estate Investment Trusts (“NAREIT”) stated in its April 2002 White Paper on FFO, “Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.” The Company also believes that Recurring FFO is a useful supplemental measure of its core operating performance that facilitates comparability of historical financial periods. FFO, as defined by NAREIT, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of, or impairment charges related to, depreciable operating properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. The Company makes certain adjustments to FFO, which it refers to as Recurring FFO, to account for items it does not believe are representative of ongoing operating results, including transaction costs associated with acquisition and disposition activity and non-recurring revenue and expenses. The Company believes that financial analysts, investors and stockholders are better served by the presentation of comparable period operating results generated from its FFO and Recurring FFO measures. The Company's method of calculating FFO and Recurring FFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

The Company uses Net Operating Income (NOI), which is a non-GAAP financial measure, internally as a performance measure and believes NOI provides useful information to investors regarding the Company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level and, when compared across periods, reflects the impact on operations from trends in occupancy rates, rental rates and operating costs on an unleveraged basis. In this Supplemental Disclosure Package, the Company has provided NOI information on a same-property basis. Information provided on a same-property basis includes the results of properties that were owned and operated for the entirety of the reporting periods being compared and excludes properties for which significant redevelopment occurred or are in the foreclosure process during the periods being compared.

Earnings before interest, taxes, depreciation and amortization (EBITDA) is a widely used performance measure and is provided as a supplemental measure of operating performance. The Company makes certain adjustments to EBITDA, which it refers to as Adjusted EBITDA, to account for items it does not believe are representative of ongoing operating results. Given the nature of the Company's business as a real estate owner and operator, it believes that the use of EBITDA and Adjusted EBITDA as opposed to earnings in various financial ratios is helpful to investors as a measure of its operational performance because these computations exclude various items included in earnings that do not relate to or are not indicative of its operating performance, such as gains and losses on sales of real estate and depreciation and amortization, and includes the results of operations of real estate properties that were sold either during or subsequent to the end of a particular reporting period, which are included in earnings on a net basis. Accordingly, the Company believes that the use of EBITDA and Adjusted EBITDA as opposed to earnings in various ratios, provides a meaningful performance measure as it relates to the Company's ability to meet various coverage tests for the stated periods.

EBITDA and Adjusted EBITDA should not be considered as an alternative to earnings as an indicator of the Company's financial performance, or as an alternative to cash flow from operating activities as a measure of its liquidity. The Company's computation of EBITDA and Adjusted EBITDA may differ from the methodology utilized by other companies. Investors are cautioned that items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing the Company’s financial performance.

FFO, Recurring FFO, NOI, same-property NOI, EBITDA and Adjusted EBITDA are presented to assist investors in analyzing the Company’s operating performance. Neither FFO nor Recurring FFO (i) represents cash flow from operations as defined by GAAP, (ii) is indicative of cash available to fund all cash flow needs, including the ability to make distributions, (iii) is an alternative to cash flow as a measure of liquidity, or (iv) should be considered as an alternative to net income (which is determined in accordance with GAAP) for purposes of evaluating the Company’s operating performance. The Company believes net income attributable to common shareholders is the most directly comparable GAAP financial measure to FFO and Recurring FFO while income before income taxes is the most directly comparable GAAP financial measure to NOI and same-property NOI and net income (loss) is the most directly comparable GAAP financial measure to EBITDA and adjusted EBITDA. Reconciliations of these measures to their respective comparable GAAP measures have been provided in the accompanying tables.

URBAN EDGE PROPERTIES
SUMMARY FINANCIAL RESULTS AND RATIOS
For the three and nine months ended September 30, 2015 (unaudited)
(in thousands, except per share, sf, rent psf and financial ratio data)

	Three months ended		Nine months ended
	September 30, 2015		September 30, 2015
Summary Financial Results
Total revenue	$79,825		$242,323
General & administrative expenses (G&A) - Adjusted(1)	$6,385		$18,360
Adjusted EBITDA(9)	$46,030		$138,094
Net income attributable to common shareholders	$18,860		$23,559
Earnings per diluted share	$0.19		$0.24
Funds from operations (FFO)	$33,491		$66,266
FFO per diluted share	$0.32		$0.63
Recurring FFO	$31,868		$95,225
Recurring FFO per diluted share	$0.30		$0.90
Total dividends paid per share	$0.20		$0.60
Stock trading price low-high range	$20.12 to $23.06		$20.12 to $24.67
Weighted average diluted shares used in EPS computations(2)	99,286		99,272
Weighted average diluted shares used in FFO computations(2)	105,436		105,351

Summary Property, Operating and Financial Data
# of Total properties / # of Retail properties	83 / 82
Gross leasable area (GLA) sf - retail portfolio(4)(6)	13,889,000
Weighted average annual in-place rent psf - retail portfolio(4)(6)(8)	$16.57
Consolidated occupancy at end of period	95.0%
Consolidated retail portfolio occupancy at end of period(6)	96.1%
Same-property retail portfolio occupancy at end of period(6)(3)	96.6%
Same-property retail portfolio physical occupancy at end of period(5)(6)(3)	95.9%
Same-property NOI growth - cash basis(3)	4.1%		3.6%
Same-property NOI growth, including redevelopment properties	3.1%		3.5%
Cash NOI margin - Total portfolio	67.2%		64.5%
Expense recovery ratio - Total Portfolio, including redevelopment	93.9%		93.8%
New, renewal and option rent spread - cash basis	0.8%		8.2%
Net debt to total market capitalization(7)	29.8%		29.8%
Net debt to Adjusted EBITDA(7)	5.7	x	5.7	x
Adjusted EBITDA to interest expense(9)	3.6	x	3.5	x
Adjusted EBITDA to fixed charges(9)	2.6	x	2.6	x

(1) G&A expenses excludes $1.7 million and $5.0 million reclassified to property operating expenses for the three and nine months ended September 30, 2015, respectively, and an additional $7.1 million for one-time equity expenses associated with the spin-off for the nine months ended September 30, 2015.
(2) Weighted average diluted shares used to calculate FFO per share and Recurring FFO per share for the periods presented is higher than the GAAP diluted weighted average shares as a result of the dilutive impact of the 6.1 million units of limited partnership interests in the operating partnership which are redeemable for our common shares. These redeemable units are not included in the diluted weighted average share count for GAAP purposes for the periods presented because their inclusion is anti-dilutive.
(3) The same-property pool for both NOI and occupancy includes retail properties the company consolidated, owned and operated for the entirety of both periods being compared and excludes properties for which significant redevelopment occurred during either of the periods being compared, or properties in foreclosure.
(4) GLA - retail portfolio excludes 942,000 square feet of warehouses. Weighted average annual rent per square foot for our retail portfolio and warehouses was $16.04.
(5) Physical occupancy includes tenants that have access to their leased space and includes dark and paying tenants.
(6) Our retail portfolio includes shopping centers and malls and excludes warehouses.
(7) See computation on page 16.
(8) Excludes signed leases that have not commenced for all retail properties.
(9) See computation on page 14.

URBAN EDGE PROPERTIES
CONSOLIDATED AND COMBINED BALANCE SHEETS
As of September 30, 2015 (unaudited) and December 31, 2014
(in thousands)

	September 30,	December 31,
	2015	2014
ASSETS
Real estate, at cost:
Land	$374,543	$378,096
Buildings and improvements	1,616,769	1,632,228
Construction in progress	53,209	8,545
Furniture, fixtures and equipment	3,879	3,935
Total	2,048,400	2,022,804
Accumulated depreciation and amortization	(500,654)	(467,503)
Real estate, net	1,547,746	1,555,301
Cash and cash equivalents	197,338	2,600
Cash held in escrow and restricted cash	9,832	9,967
Tenant and other receivables, net of allowance for doubtful accounts of $2,106 and $2,432, respectively	9,741	11,424
Receivable arising from the straight-lining of rents, net of allowance for doubtful accounts of $149 and $0, respectively	88,888	89,199
Identified intangible assets, net of accumulated amortization of $21,660 and $20,672, respectively	32,793	34,775
Deferred leasing costs, net of accumulated amortization of $13,057 and $12,121, respectively	17,674	17,653
Deferred financing costs, net of accumulated amortization of $7,394 and $6,813, respectively	11,702	10,353
Prepaid expenses and other assets	12,007	10,257
Total assets	$1,927,721	$1,741,529

LIABILITIES AND EQUITY
Liabilities:
Mortgages payable	$1,246,155	$1,288,535
Identified intangible liabilities, net of accumulated amortization of $63,373 and $62,395, respectively	154,507	160,667
Accounts payable and accrued expenses	38,008	26,924
Other liabilities	10,134	6,540
Total liabilities	1,448,804	1,482,666
Commitments and contingencies
Shareholders’ equity:
Common shares: $0.01 par value; 500,000,000 shares authorized and 99,291,161 shares issued and outstanding	993	—
Additional paid-in capital	478,314	—
Accumulated earnings (deficit)	(33,852)	—
Noncontrolling interests:
Redeemable noncontrolling interests	33,104	—
Noncontrolling interest in consolidated subsidiaries	358	341
Vornado equity	—	258,522
Total equity	478,917	258,863
Total liabilities and equity	$1,927,721	$1,741,529

URBAN EDGE PROPERTIES
CONSOLIDATED AND COMBINED STATEMENTS OF INCOME
For the three and nine months ended September 30, 2015 and 2014 (unaudited)
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
REVENUE
Property rentals	$58,111	$58,125	$173,077	$173,175
Tenant expense reimbursements	19,188	18,052	63,942	61,751
Management and development fees	551	133	1,779	398
Other income	1,975	106	3,525	544
Total revenue	79,825	76,416	242,323	235,868
EXPENSES
Depreciation and amortization	13,603	13,148	41,568	40,444
Real estate taxes	12,227	11,820	37,568	37,230
Property operating	10,494	11,074	38,002	38,973
General and administrative	6,385	4,606	25,503	14,275
Ground rent	2,527	2,593	7,606	7,803
Transaction costs	151	4,683	22,437	4,683
Provision for doubtful accounts	427	27	1,139	754
Total expenses	45,814	47,951	173,823	144,162
Operating income	34,011	28,465	68,500	91,706
Interest income	39	9	101	26
Interest and debt expense	(13,611)	(14,303)	(42,021)	(40,571)
Income before income taxes	20,439	14,171	26,580	51,161
Income tax expense	(394)	(525)	(1,399)	(1,575)
Net income	20,045	13,646	25,181	49,586
Less net income attributable to noncontrolling interests in:
Operating partnership	(1,179)	—	(1,605)	—
Consolidated subsidiaries	(6)	(5)	(17)	(16)
Net income attributable to common shareholders	$18,860	$13,641	$23,559	$49,570

Earnings per common share - Basic:	$0.19	$0.14	$0.24	$0.50
Earnings per common share - Diluted:	$0.19	$0.14	$0.24	$0.50
Weighted average shares outstanding - Basic	99,252	99,248	99,250	99,248
Weighted average shares outstanding - Diluted	99,286	99,248	99,272	99,248

URBAN EDGE PROPERTIES
SUPPLEMENTAL SCHEDULE OF NET OPERATING INCOME
For the three and nine months ended September 30, 2015 and 2014 (unaudited)
(in thousands)

	Three Months Ended September 30,		Percent Change	Nine Months Ended September 30,		Percent Change
	2015	2014		2015	2014
Total cash NOI(1)
Total revenue	$77,331	$73,640	5.0%	$234,803	$228,145	2.9%
Total property operating expenses	(25,357)	(25,072)	1.1%	(83,300)	(83,584)	(0.3)%
Cash NOI - total portfolio	$51,974	$48,568	7.0%	$151,503	$144,561	4.8%

NOI margin (NOI / Total revenue)	67.2%	66.0%		64.5%	63.4%

Same-property cash NOI(2)
Property rentals	$50,950	$50,152		$151,809	$149,601
Tenant expense reimbursements	17,808	16,302		59,418	57,062
Other income	62	55		249	231
Total revenue	68,820	66,509	3.5%	211,476	206,894	2.2%
Real estate taxes	(11,518)	(10,998)		(35,380)	(34,542)
Property operating	(8,924)	(9,367)		(31,894)	(33,175)
Ground rent	(2,211)	(2,141)		(6,591)	(6,579)
Provision for doubtful accounts(4)	(287)	80		(711)	(502)
Total property operating expenses	(22,940)	(22,426)	2.3%	(74,576)	(74,798)	(0.3)%
Same-property cash NOI(3)	$45,880	$44,083	4.1%	$136,900	$132,096	3.6%

NOI related to properties being redeveloped	$3,966	$4,284		$12,171	$11,887
Same-property cash NOI including properties in redevelopment	$49,846	$48,367	3.1%	$149,071	$143,983	3.5%

Same-property physical occupancy(3)	95.9%	95.0%
Same-property leased occupancy(3)	96.6%	95.8%
Number of properties included in same-property analysis	79

(1) Total revenues and property operating expense amounts have been adjusted to exclude management and development fee income and non-cash amounts. Revenue includes cash received from tenant bankruptcy settlements and lease termination fees.
(2) Excludes the effects of straight-line rent, above/below-market rents, lease termination fees and other items that affect the comparability of the same-property results, if any.
(3) The same-property pool for both NOI and occupancy includes retail properties the company consolidated, owned and operated for the entirety of both periods being compared and excludes properties for which significant redevelopment occurred during either of the periods being compared, or properties in foreclosure. Same-property occupancy includes dark and paying tenants.

(4)
Excludes $0.1 million and $0.4 million of bad debt expense related to non-cash straight-line rents for the three and nine months ended September 30, 2015, respectively. No such reserve was recorded in 2014.

URBAN EDGE PROPERTIES
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION and AMORTIZATION (EBITDA)
For the three and nine months ended September 30, 2015 and 2014 (unaudited)
(in thousands)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2015		2014		2015		2014
Net income	$20,045		$13,646		$25,181		$49,586
Depreciation and amortization	13,603		13,148		41,568		40,444
Interest expense	12,952		13,867		39,942		39,355
Amortization of deferred financing costs	659		436		2,079		1,216
Income tax expense	394		525		1,399		1,575
EBITDA	47,653		41,622		110,169		132,176
Adjustments for Adjusted EBITDA:
Transaction costs	151		4,683		22,437		4,683
One-time equity awards related to the spin-off	—		—		7,143		—
Environmental remediation costs	—		—		1,379		—
Tenant bankruptcy settlement income	(1,774)		—		(3,034)		—
Adjusted EBITDA	$46,030		$46,305		$138,094		$136,859

Interest expense	$12,952		$13,867		$39,942		$39,355

Adjusted EBITDA to interest expense	3.6	x	3.3	x	3.5	x	3.5	x

Fixed charges
Interest and debt expense(1)	$13,611		$14,303		$42,021		$40,571
Scheduled principal amortization	3,969		3,524		11,606		10,809
Total fixed charges	$17,580		$17,827		$53,627		$51,380

Adjusted EBITDA to fixed charges	2.6	x	2.6	x	2.6	x	2.7	x

(1) Includes amortization of deferred financing costs

URBAN EDGE PROPERTIES
CONSOLIDATED STATEMENTS OF FUNDS FROM OPERATIONS
For the three and nine months ended September 30, 2015 and 2014 (unaudited)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net income attributable to common shareholders	$18,860	$13,641	$23,559	$49,570
Adjustments:
Rental property depreciation and amortization	13,452	13,036	41,102	40,107
Limited partnership interests in operating partnership(1)	1,179	—	1,605	—
Funds From Operations	33,491	26,677	66,266	89,677
FFO per diluted share(2)	0.32	0.25	0.63	0.85
Adjustments for Recurring FFO:
Transaction costs	151	4,683	22,437	4,683
One-time equity awards related to the spin-off	—	—	7,143	—
Environmental remediation costs	—	—	1,379	—
Tenant bankruptcy settlement income	(1,774)	—	(3,034)	—
Debt restructuring expenses	—	—	1,034	—
Recurring Funds From Operations	$31,868	$31,360	$95,225	$94,360
Recurring FFO per diluted share(2)	$0.30	$0.30	$0.90	$0.90

Weighted Average Diluted Shares(2)	105,436	105,436	105,351	105,351
(1) Represents earnings allocated to LTIP and OP unit holders for unissued common shares which have been excluded for purposes of calculating earnings per diluted share for the periods presented. FFO and Recurring FFO calculations include earnings allocated to LTIP and OP unit holders and the respective weighted average share totals include the redeemable shares outstanding as their inclusion is dilutive.
(2) Weighted average diluted shares used to calculate FFO per share and Recurring FFO per share for the periods presented are higher than the GAAP diluted weighted average shares as a result of the dilutive impact of the 6.1 million OP and LTIP units which are redeemable into our common stock. These redeemable units are not included in the diluted weighted average share count for GAAP purposes because their inclusion is anti-dilutive.

URBAN EDGE PROPERTIES
MARKET CAPITALIZATION, DEBT RATIOS, AND LIQUIDITY
As of September 30, 2015 (unaudited)
(in thousands, except share data)

	September 30, 2015
Closing market price of common stock	$21.59
Common stock shares
Basic common shares	99,255,701
Diluted common shares:
Unvested restricted common shares (treasury method, closing price)	35,460
LTIP units (redeemable into common shares)	433,040
OP units (redeemable into common shares)	5,717,184
Diluted common shares	105,441,385

Equity market capitalization	$2,276,480

Total consolidated debt	$1,246,155
Cash and cash equivalents	(197,338)
Net debt	$1,048,817

Net Debt to Adjusted EBITDA(1)	5.7	x

Total consolidated debt	$1,246,155
Equity market capitalization	2,276,480
Total market capitalization	$3,522,635

Net debt to total market capitalization at applicable market price	29.8%

Gross real estate investments, at cost	$2,044,521

Net debt to gross real estate investments	51.3%

(1) Adjusted EBITDA for the period has been annualized.

URBAN EDGE PROPERTIES
ADDITIONAL DISCLOSURES
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Certain non-cash items:
Straight-line rental income(1)	$41	$702	$68	$1,502
Amortization of below-market lease intangibles, net(1)	2,019	1,941	6,070	5,823
Straight-line ground rent expense(2)	(75)	(199)	(287)	(447)
Amortization of below-market lease intangibles, lessee(2)	(243)	(243)	(729)	(729)
Amortization of deferred financing costs(4)	(659)	(436)	(2,079)	(1,216)
Capitalized interest(4)	483	—	1,340	—
Share-based compensation expense(3)	(879)	(757)	(9,148)	(2,986)

Capital expenditures:
Development and redevelopment costs	$4,526	$886	$14,957	$5,890
Maintenance capital expenditures	3,356	8,761	10,455	10,874
Leasing commissions	995	405	1,589	969
Tenant improvements and allowances	1,823	141	2,491	2,297
Total capital expenditures	$10,700	$10,193	$29,492	$20,030

	September 30, 2015	December 31, 2014
Prepaid expenses and other assets:
Other assets	$2,368	$2,983
Prepaid expenses:
Real estate taxes	5,274	4,298
Insurance	3,340	2,121
Rent	708	692
Licenses/Fees	317	163
Total prepaid expenses and other assets	$12,007	$10,257

Accounts payable and accrued expenses:
Tenant prepaid/deferred revenue	$13,277	$11,253
Accrued capital expenditures and leasing costs	6,977	2,881
Interest payable	4,527	3,219
Tenant security deposits	3,690	3,595
Income and other tax payable	1,964	2,475
Other	7,573	3,501
Total accounts payable and accrued expenses	$38,008	$26,924

(1) Amounts included in the financial statement line item "Property rentals" in the consolidated and combined statements of income.
(2) Amounts included in the financial statement line item "Ground rent" in the consolidated and combined statements of income.
(3) Includes $7.1 million of one-time expenses associated with the issuance of LTIP awards during the nine months ended September 30, 2015.
(4) Amounts included in the financial statement line item "Interest and debt expense" in the consolidated and combined statements of income.

URBAN EDGE PROPERTIES
TENANT CONCENTRATION - TOP TWENTY-FIVE TENANTS
As of September 30, 2015 (unaudited)

Tenant	Number of stores	Square feet	% of total square feet	Annualized base rent	% of total annualized base rent	Weighted average annual rent per square foot	Average remaining term of ABR(1)
The Home Depot	7	865,353	6.2%	$14,226,288	6.5%	$16.44	15.3
Wal-Mart/Sam's Wholesale	9	1,438,730	10.4%	10,726,536	4.9%	7.46	10.3
The TJX Companies, Inc.	15	542,522	3.9%	8,613,600	3.9%	15.88	6.1
Lowe's	6	976,415	7.0%	8,525,004	3.9%	8.73	12.0
Stop & Shop / Koninklijke Ahold NV	8	633,151	4.6%	7,034,100	3.2%	11.11	6.4
Kohl's	8	716,345	5.2%	6,713,772	3.1%	9.37	6.1
Best Buy Co. Inc.	7	312,952	2.3%	6,443,256	2.9%	20.59	8.4
ShopRite	5	336,612	2.4%	5,421,312	2.5%	16.11	7.2
BJ's Wholesale Club	4	454,297	3.3%	5,278,620	2.4%	11.62	11.1
Sears Holdings, Inc. (Sears and Kmart)	4	547,443	3.9%	5,154,144	2.3%	9.41	29.3
PetSmart, Inc.	9	235,309	1.7%	5,113,044	2.3%	21.73	4.5
Toys "R" Us	7	285,858	2.1%	3,685,512	1.7%	12.89	6.6
Staples, Inc.	8	167,554	1.2%	3,612,744	1.6%	21.56	4.0
Target	2	297,856	2.1%	3,448,668	1.6%	11.58	16.5
Whole Foods	2	100,682	0.7%	3,365,568	1.5%	33.43	12.2
Century 21	1	156,649	1.1%	3,085,620	1.4%	19.70	11.3
Dick's Sporting Goods	3	151,136	1.1%	2,971,812	1.4%	19.66	3.3
24 Hour Fitness	1	53,750	0.4%	2,289,756	1.0%	42.60	16.3
Petco	7	111,642	0.8%	2,123,688	1.0%	19.02	4.8
National Wholesale Liquidators	1	171,216	1.2%	2,077,692	0.9%	12.13	7.3
LA Fitness	3	122,690	0.9%	2,058,672	0.9%	16.78	10.1
Bed Bath & Beyond	4	143,973	1.0%	1,874,976	0.9%	13.02	5.4
The Gap, Inc.	5	67,768	0.5%	1,848,312	0.8%	27.27	5.2
Sleepy's	11	61,879	0.4%	1,717,848	0.8%	27.76	4.6
REI	2	48,237	0.3%	1,668,840	0.8%	34.60	4.9

Total/Weighted Average	139	9,000,019	64.7%	$119,079,384	54.2%	$13.23	10.0

(1) In years, excluding tenant renewal options. Total top twenty-five tenants is weighted based on annualized base rent ("ABR").

Note: Amounts shown in the table above include all retail properties, including those in redevelopment, on a cash basis other than tenants in a free rent period which are shown at their initial cash rent.

URBAN EDGE PROPERTIES
LEASING ACTIVITY
For the three and nine months ended September 30, 2015 (unaudited)

Category	Total Leases	Total Sq. Ft.	Same Space Leases	Same Space Sq. Ft.	Prior Rent PSF	New Rent PSF	Rent Spread	Same Space TIs PSF(1)
Three months ended September 30, 2015
New Leases	17	328,192	8	14,351	$41.30	$34.49	(16.5)%	$33.22
Renewals & Options	15	178,390	15	178,390	16.91	17.62	4.2%	—
Total/Average New, Renewals & Options	32	506,582	23	192,741	$18.72	$18.87	0.8%	$2.47

Nine months ended September 30, 2015
New Leases	37	491,028	23	162,272	$24.09	$27.63	14.7%	$36.54
Renewals & Options	44	545,904	44	545,904	18.14	19.15	5.6%	—
Total/Average New, Renewals & Options	81	1,036,932	67	708,176	$19.50	$21.09	8.2%	$8.37

(1) Includes both tenant improvements and landlord contributions.

	Three months ended September 30, 2015	Nine months ended September 30, 2015
Weighted Average Term of New Leases
Executed during the period	8.9 years	12.0 years

URBAN EDGE PROPERTIES
RETAIL PORTFOLIO LEASE EXPIRATION SCHEDULE
As of September 30, 2015 (unaudited)

	ANCHOR TENANTS (SF>=10,000)				SHOP TENANTS (SF<10,000)				TOTAL TENANTS
Year(1)	# of leases	Square Feet	% of Total SF	Weighted Avg Annual Base Rent PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg Annual Base Rent PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg Annual Base Rent PSF(2)

M-T-M	1	13,000	0.1%	$28.71	11	31,000	1.5%	$33.46	12	44,000	0.3%	$32.08
2015	1	42,000	0.4%	23.90	17	38,000	1.9%	45.07	18	80,000	0.6%	33.95
2016	6	166,000	1.4%	16.42	76	176,000	8.7%	34.32	82	342,000	2.5%	25.62
2017	10	312,000	2.6%	13.84	75	225,000	11.1%	31.46	85	537,000	3.9%	21.22
2018	20	997,000	8.4%	10.48	53	163,000	8.0%	38.10	73	1,160,000	8.4%	14.36
2019	27	973,000	8.2%	17.87	71	217,000	10.7%	38.95	98	1,190,000	8.6%	21.71
2020	29	1,111,000	9.4%	14.19	52	174,000	8.6%	39.18	81	1,285,000	9.3%	17.57
2021	22	738,000	6.2%	16.87	38	120,000	5.9%	35.25	60	858,000	6.2%	19.44
2022	16	904,000	7.6%	9.95	33	95,000	4.7%	39.85	49	999,000	7.2%	12.79
2023	17	998,000	8.4%	16.58	29	102,000	5.0%	33.25	46	1,100,000	7.9%	18.13
2024	23	1,224,000	10.3%	12.29	33	124,000	6.1%	26.71	56	1,348,000	9.7%	13.62
2025	6	450,000	3.8%	13.70	30	93,000	4.6%	34.66	36	543,000	3.9%	17.29
Thereafter	45	3,682,000	31.1%	12.67	36	185,000	9.1%	29.61	81	3,867,000	27.6%	13.49
Subtotal/Average	223	11,610,000	97.9%	$13.60	554	1,743,000	85.9%	$34.85	777	13,353,000	96.1%	$16.37
Vacant	12	249,000	2.1%	N/A	105	287,000	14.1%	N/A	117	536,000	3.9%	N/A
Total/Average	235	11,859,000	100%	N/A	659	2,030,000	100%	N/A	894	13,889,000	100%	N/A

(1)Year of expiration excludes tenant renewal options.
(2) Weighted average annual rent per square foot is calculated by annualizing tenant's base cash rent, including ground rent, and excludes tenant reimbursements and concessions and storage rent.

Note: Amounts shown in table above include both current leases and signed leases that have not commenced for all retail properties (including properties in redevelopment). The average base rent for our warehouse property (excluded from the table above) is $4.66 per square foot as of September 30, 2015.

URBAN EDGE PROPERTIES
RETAIL PORTFOLIO LEASE EXPIRATION SCHEDULE ASSUMING EXERCISE OF ALL RENEWALS AND OPTIONS
As of September 30, 2015 (unaudited)

	ANCHOR TENANTS (SF>=10,000)				SHOP TENANTS (SF<10,000)				TOTAL TENANTS
Year(1)	# of leases	Square Feet	% of Total SF	Weighted Avg Annual Base Rent PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg Annual Base Rent PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg Annual Base Rent PSF(2)

M-T-M	1	13,000	0.1%	$28.70	11	31,000	1.5%	$33.46	12	44,000	0.3%	$32.08
2015	1	42,000	0.4%	23.90	15	34,000	1.7%	44.56	16	76,000	0.5%	33.21
2016	3	81,000	0.7%	18.48	59	116,000	5.7%	35.43	62	197,000	1.4%	28.46
2017	3	56,000	0.5%	20.67	41	93,000	4.6%	40.51	44	149,000	1.1%	33.06
2018	3	62,000	0.5%	21.20	40	111,000	5.5%	46.48	43	173,000	1.2%	37.42
2019	3	142,000	1.2%	12.40	48	126,000	6.2%	46.47	51	268,000	1.9%	28.46
2020	6	116,000	1.0%	18.18	43	124,000	6.1%	48.81	49	240,000	1.7%	33.99
2021	8	242,000	2.0%	19.56	38	106,000	5.2%	38.21	46	348,000	2.5%	25.26
2022	3	122,000	1.0%	10.28	39	131,000	6.5%	34.68	42	253,000	1.8%	22.94
2023	5	320,000	2.7%	17.45	28	92,000	4.5%	34.46	33	412,000	3.0%	21.24
2024	11	215,000	1.8%	17.58	36	114,000	5.6%	37.52	47	329,000	2.4%	24.47
2025	8	295,000	2.5%	21.38	27	90,000	4.4%	38.52	35	385,000	2.8%	25.39
Thereafter	168	9,904,000	83.5%	18.71	129	575,000	28.4%	41.73	297	10,479,000	75.5%	19.94
Subtotal/Average	223	11,610,000	97.9%	$18.62	554	1,743,000	85.9%	$40.55	777	13,353,000	96.1%	$21.48
Vacant	12	249,000	2.1%	N/A	105	287,000	14.1%	N/A	117	536,000	3.9%	N/A
Total/Average	235	11,859,000	100%	N/A	659	2,030,000	100%	N/A	894	13,889,000	100%	N/A

(1) Year of expiration includes tenant renewal options.
(2) Weighted average annual rent per square foot is calculated by annualizing tenant's base cash rent, including ground rent, and excludes tenant reimbursements and concessions and storage rent and is adjusted for assumed exercised options using option rents specified in the underlying leases. Weighted average annual base rent for leases whose future option rent is based on fair market value or CPI is reported at the last stated option rent in the respective lease.

Note: Amounts shown in table above includes both current leases and signed leases that have not commenced for all retail properties (including properties in redevelopment). The average base rent for our warehouse property assuming exercise of all options at future tenant rent (excluded from the table above) is $5.47 per square foot as of September 30, 2015.

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of September 30, 2015 (unaudited)
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased (1)	Weighted Average Annual Rent per sq ft (2)	Mortgage Debt		Major Tenants
SHOPPING CENTERS AND MALLS:
California:
Signal Hill	45,000	100.0%	$24.08	—		Best Buy
Vallejo (ground leased through 2043)	45,000	100.0%	17.51	—		Best Buy
Walnut Creek (1149 South Main Street)	29,000	100.0%	45.11	—		Barnes & Noble
Walnut Creek (Mt. Diablo) (4)	7,000	100.0%	70.00	—		Anthropologie

Connecticut:
Newington	188,000	100.0%	9.70	$10,782	(3)	Wal-Mart, Staples
Waterbury	147,000	69.1%	16.69	$13,412	(3)	ShopRite

Maryland:
Baltimore (Towson)	155,000	100.0%	16.82	$14,990	(3)	Shoppers Food Warehouse, hhgregg, Staples, Home Goods, Golf Galaxy
Glen Burnie	121,000	90.5%	9.33	—		Gavigan’s Home Furnishings, Pep Boys
Rockville	94,000	98.1%	24.09	—		Regal Cinemas
Wheaton (ground leased through 2060)	66,000	100.0%	14.94	—		Best Buy

Massachusetts:
Cambridge (ground and building leased through 2033)	48,000	100.0%	21.83	—		PetSmart, Modell’s Sporting Goods
Chicopee	224,000	100.0%	5.50	$7,968	(3)	Wal-Mart
Milford (ground and building leased through 2019)	83,000	100.0%	9.01	—		Kohl’s
Springfield	182,000	100.0%	5.74	$5,496	(3)	Wal-Mart

New Hampshire:
Salem (ground leased through 2102)	37,000	100.0%	12.58	—		Babies “R” Us

New Jersey:
Bergen Town Center - East, Paramus	211,000	92.9%	18.08	—		Lowe’s, REI
Bergen Town Center - West, Paramus	960,000	99.9%	30.95	$300,000		Target, Century 21, Whole Foods Market, Marshalls, Nordstrom Rack, Saks Off 5th, Home Goods, Hennes & Mauritz, Bloomingdale’s Outlet, Nike Factory Store, Old Navy, Nieman Marcus Last Call Studio
Bricktown	278,000	98.2%	18.61	$30,664	(3)	Kohl’s, ShopRite, Marshalls
Carlstadt (ground leased through 2050)	78,000	100.0%	23.14	—		Stop & Shop

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of September 30, 2015 (unaudited)
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased (1)	Weighted Average Annual Rent per sq ft (2)	Mortgage Debt		Major Tenants
Cherry Hill	261,000	97.3%	8.55	$13,307	(3)	Wal-Mart, Toys “R” Us
Dover	173,000	94.7%	12.99	$12,623	(3)	ShopRite, T.J. Maxx
East Brunswick	427,000	100.0%	14.01	$35,188	(3)	Lowe’s, Kohl’s, Dick’s Sporting Goods, P.C. Richard & Son, T.J. Maxx, LA Fitness
East Hanover (200 - 240 Route 10 West)	343,000	85.9%	20.02	$36,713	(3)	The Home Depot, Dick’s Sporting Goods, Marshalls
East Hanover (280 Route 10 West)	24,000	100.0%	35.20	$4,366	(3)	REI
East Rutherford	197,000	100.0%	12.46	$13,044	(3)	Lowe’s
Eatontown	30,000	73.7%	29.09	—		Petco
Englewood	41,000	73.6%	23.19	$11,537		New York Sports Club
Garfield	195,000	100.0%	12.78	—		Wal-Mart, Burlington Coat Factory (lease not commenced), Marshalls
Hackensack	275,000	72.8%	23.48	$38,923	(3)	The Home Depot, Staples, Petco
Hazlet	123,000	100.0%	2.64	—		Stop & Shop (5)
Jersey City	236,000	100.0%	12.06	$19,461	(3)	Lowe’s, P.C. Richard & Son
Kearny	104,000	100.0%	19.64	—		LA Fitness (lease not commenced), Marshalls
Lawnside	147,000	99.3%	14.38	$10,256	(3)	The Home Depot, PetSmart
Lodi (Route 17 North)	171,000	100.0%	12.13	$10,888	(3)	National Wholesale Liquidators
Lodi (Washington Street)	85,000	90.3%	20.28	—		Blink Fitness, Aldi
Manalapan	208,000	100.0%	17.47	$20,197	(3)	Best Buy, Bed Bath & Beyond, Babies “R” Us, Modell’s Sporting Goods, PetSmart
Marlton	213,000	100.0%	14.08	$16,568	(3)	Kohl’s, ShopRite, PetSmart
Middletown	231,000	98.9%	12.82	$16,673	(3)	Kohl’s, Stop & Shop
Montclair	18,000	100.0%	26.20	$2,525	(3)	Whole Foods Market
Morris Plains	177,000	94.1%	20.77	$20,513	(3)	Kohl’s, ShopRite (5)
North Bergen (Kennedy Boulevard)	62,000	100.0%	13.03	$4,892	(3)	Food Basics
North Bergen (Tonnelle Avenue)	410,000	100.0%	20.32	$75,000		Wal-Mart, BJ’s Wholesale Club, PetSmart, Staples
North Plainfield	212,000	91.1%	8.22	—		Costco, The Tile Shop
Paramus (ground leased through 2033)	63,000	100.0%	42.23	—		24 Hour Fitness
South Plainfield (ground leased through 2039)	56,000	82.0%	21.29	$4,918	(3)	Staples, Party City
Totowa	271,000	100.0%	16.96	$23,774	(3)	The Home Depot, Bed Bath & Beyond, buy buy Baby, Marshalls, Staples
Turnersville	96,000	96.3%	7.00	—		Haynes Furniture Outlet (The Dump)

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of September 30, 2015 (unaudited)
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased (1)	Weighted Average Annual Rent per sq ft (2)	Mortgage Debt		Major Tenants
Union (2445 Springfield Avenue)	232,000	100.0%	17.85	$27,351	(3)	The Home Depot
Union (Route 22 and Morris Avenue)	276,000	99.4%	18.34	$31,032	(3)	Lowe’s, Toys “R” Us, Office Depot
Watchung	170,000	96.6%	16.57	$14,464	(3)	BJ’s Wholesale Club
Woodbridge	226,000	84.1%	13.63	$19,829	(3)	Wal-Mart

New York:
Bronx (1750-1780 Gun Hill Road)	77,000	100.0%	33.65	—		Planet Fitness, Aldi
Bronx (Bruckner Boulevard)	501,000	89.7%	16.83	—		Kmart, Toys “R” Us, Marshalls, Old Navy, Gap
Buffalo (Amherst)	311,000	100.0%	9.35	—		BJ’s Wholesale Club, T.J. Maxx, Home Goods, Toys “R” Us, LA Fitness
Commack (ground and building leased through 2021)	47,000	100.0%	21.96	—		PetSmart, Ace Hardware
Dewitt (ground leased through 2041)	46,000	100.0%	20.46	—		Best Buy
Freeport (240 West Sunrise Highway) (ground and building leased through 2040)	44,000	100.0%	20.28	—		Bob’s Discount Furniture
Freeport (437 East Sunrise Highway)	173,000	100.0%	18.86	$20,513	(3)	The Home Depot, Staples
Huntington	204,000	100.0%	14.89	$15,990	(3)	Kmart, Marshalls, Old Navy, Petco
Inwood	100,000	85.4%	19.01	—		Stop & Shop
Mount Kisco	189,000	100.0%	16.89	$15,380		Target, A&P
New Hyde Park (ground and building leased through 2029)	101,000	100.0%	20.21	—		Stop & Shop
Oceanside	16,000	100.0%	28.00	—		Party City
Rochester	205,000	100.0%	3.08	$4,208	(3)	Wal-Mart
Rochester (Henrietta) (ground leased through 2056)	165,000	96.2%	4.15	—		Kohl’s
Staten Island	165,000	88.8%	23.77	—		Western Beef, Planet Fitness
West Babylon	66,000	95.1%	17.10	—		Best Market, Rite Aid

Pennsylvania:
Allentown	372,000	100.0%	11.69	$28,771	(3)	Burlington Coat Factory, Giant Food, Dick’s Sporting Goods, T.J. Maxx, Petco
Bensalem	185,000	100.0%	12.56	$14,280	(3)	Kohl’s, Ross Dress for Less, Staples, Petco
Bethlehem	147,000	98.9%	8.26	$5,365	(3)	Giant Food, Petco
Broomall	169,000	100.0%	10.43	$10,256	(3)	Giant Food, Planet Fitness, A.C. Moore, PetSmart

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of September 30, 2015 (unaudited)
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased (1)	Weighted Average Annual Rent per sq ft (2)	Mortgage Debt		Major Tenants
Glenolden	102,000	100.0%	12.41	$6,575	(3)	Wal-Mart
Lancaster	228,000	100.0%	4.68	$5,181	(3)	Lowe’s, Community Aid, Inc., Sleepy’s
Springfield (ground and building leased through 2025)	41,000	100.0%	20.90	—		PetSmart
Wilkes-Barre (461 - 499 Mundy Street)	204,000	91.7%	12.89	—		Bob’s Discount Furniture, Babies “R” Us, Ross Dress for Less, Marshalls, Petco
Wyomissing (ground and building leased through 2065)	76,000	93.2%	15.56	—		LA Fitness, PetSmart
York	111,000	86.2%	8.75	$4,997	(3)	Ashley Furniture, Tractor Supply Company, Aldi

South Carolina:
Charleston (ground leased through 2063)	45,000	100.0%	14.19	—		Best Buy

Virginia:
Norfolk (ground and building leased through 2069)	114,000	100.0%	7.08	—		BJ’s Wholesale Club
Tyson’s Corner (ground and building leased through 2035)	38,000	100.0%	39.13	—		Best Buy

Puerto Rico:
Las Catalinas	355,000	93.3%	35.96	$130,000		Kmart
Montehiedra	541,000	92.2%	18.07	$117,285		Kmart, The Home Depot, Marshalls, Caribbean Theatres, Tiendas Capri, Nike Factory Store

Total Shopping Centers and Malls	13,889,000	96.1%	$16.57 (2)	$1,246,155

WAREHOUSES:
East Hanover - Five Buildings	942,000	77.5%	4.51	—		J & J Tri-State Delivery, Foremost Groups Inc., PCS Wireless, Fidelity Paper & Supply Inc., Meyer Distributing Inc., Consolidated Simon Distributors Inc., Givaudan Flavors Corp.

Total Urban Edge Properties	14,831,000	95.0%	$16.04	$1,246,155
(1) Percent leased is expressed as a percent of total square feet (gross leasable area) subject to a lease.
(2) Weighted average annual rent per square foot is calculated by annualizing tenant's current base rent, including ground rent, and excludes tenant reimbursements, concessions and storage rent. Excluding the ground leases, the weighted average annual rent per square foot for our retail portfolio is $19.38 per square foot.
(3) Denotes that property is included in a cross-collateralized securitization. The amount of Mortgage Debt secured by our properties at East Brunswick and East Hanover (200-240 Route 10 West) contains parcels that are separately identified in our 40 property cross-collateralized securitization.
(4) Our ownership of Walnut Creek (Mt. Diablo) is 95% at September 30, 2015.
(5) The tenant has ceased operations at this location but continues to pay rent.

URBAN EDGE PROPERTIES
Property Acquisitions and Dispositions
For the nine months ended September 30, 2015 (unaudited)
(dollars in thousands)

2015 Property Acquisitions:

Date Acquired	Property Name	City	State	Building SF	Land Acres	Purchase Price
6/29/2015	Lawnside(1)	Lawnside	NJ	2,000	0.4	$375
4/29/2015	Bergen Town Center Parcel(1)	Paramus	NJ	7,700	0.8	$2,750

2015 Property Dispositions:

None

(1) This acquisition was for a parcel adjacent to a property the Company already owns. The property square footage of the acquired parcel has been included within the GLA of the existing property within the Property Status Report on page 22.

URBAN EDGE PROPERTIES
DEVELOPMENT AND REDEVELOPMENT PROJECTS
As of September 30, 2015 (unaudited)
(in thousands, except square footage data)

ACTIVE PROJECTS:
PROPERTY	Project GLA(3)	Total GLA(4)	Anchors	Target Stabilization Date(5)	Estimated Gross Cost(1)	Estimated Net Cost(6)	Incurred as of 9/30/15	Balance to Complete (Gross Cost)
East Hanover warehouses	942,000	942,000	N/A	2017	$23,500	$14,300	$17,863	$5,637
Bruckner Boulevard	157,000	501,000	Kmart, Toys "R" Us	2018	38,200	38,200	2,711	35,489
Montehiedra Town Center	542,000	542,000	Sears, Kmart	2017	20,800	18,300	4,774	16,026
Garfield(7)	75,000	195,000	Walmart	2018	18,800	18,800	255	18,545
Walnut Creek(7)	29,000	29,000	Anthropologie	2018	4,400	4,400	—	4,400
Total	1,745,000	2,209,000			$105,700	$94,000	$25,603	$80,097

DEVELOPMENT AND REDEVELOPMENT PIPELINE:
PROPERTY	POTENTIAL INVESTMENT(2)	TARGETED COMPLETION(2)	PROJECT DESCRIPTION
Bergen Town Center	$120,000-$130,000	2020	200,000± sf expansion
Bergen East	$14,000-$16,000	2018	Approved pads for 60,000± sf
Bricktown	$7,000-$8,000	2017	Possible 4,000± sf expansion and center renovation
Montehiedra outparcel	$7,000-$8,000	2018	Possible 20,000± sf outparcel development
Kearny	$6,000-$7,000	2018	Possible 25,000± sf expansion
North Plainfield	$6,000-$7,000	2018	Possible 6,000 sf expansion and pad for 15,000-20,000 sf
Marlton	$3,000-$4,000	2018	Possible pad for 5,000± sf
Huntington	$2,000-$3,000	2018	Conversion of 11,000± sf of basement space into storefront retail
Cherry Hill	$1,000-$2,000	2019	Approved pad for 5,000± sf
Glen Burnie	$1,000-$2,000	2018	Pad for 8,000± sf restaurant (lease executed)
Total	$167,000-$187,000
(1) Project costs includes the allocation of internal costs such as labor, interest, and taxes
(2) Targeted completion and potential investment are subject to change resulting from uncertainties inherent in the development process and not wholly under the company's control.
(3) Project GLA is subject to change based upon build-to-suit and other tenant-driven requirements.
(4) Total GLA represents all GLA for the corresponding property and includes portions of the center not subject to redevelopment.
(5) Target Stabilization Date reflects the first full year in which the property is 90% leased. Properties may continue to be reflected in development or redevelopment until they are included in the company's same-property pool, which is normally one year from rent commencement. This period may be in excess of one year to the extent that the anchors commence rent, but receive rent concessions or other forms of reduced rent, for a limited period following rent commencement.
(6) Reflects costs after construction cost reimbursements and expenses paid by Vornado.
(7) Results from Garfield and Walnut Creek are included in our same-property metrics as no tenants have vacated as of the end of the quarter and no GLA had been taken out of service.

URBAN EDGE PROPERTIES
DEBT SUMMARY
As of September 30, 2015 (unaudited) and December 31, 2014
(in thousands)

	September 30, 2015	December 31, 2014
Fixed rate debt	$1,186,155	$1,211,535
Variable rate debt	60,000	77,000
Total debt	$1,246,155	$1,288,535

% Fixed rate debt	95.2%	94.0%
% Variable rate debt	4.8%	6.0%
Total	100%	100%

Secured mortgage debt	$1,246,155	$1,288,535
Unsecured debt	—	—
Total debt	$1,246,155	$1,288,535

% Secured mortgage debt	100%	100%
% Unsecured mortgage debt	N/A	N/A
Total	100%	100%

Weighted average remaining maturity on secured mortgage debt	6.0 years	6.2 years

Total market capitalization (see page 16)	$3,522,635

% Secured mortgage debt	35.4%
% Unsecured debt	—%
Total debt : Total market capitalization	35.4%

Weighted average interest rate on secured mortgage debt(1)	4.15%	4.24%
Weighted average interest rate on unsecured debt(2)	—%

(1) Weighted average interest rates are calculated based on balances outstanding at the respective dates.
(2) No amounts are currently outstanding on the unsecured line of credit. To the extent borrowing occurs, the line bears interest at LIBOR plus 1.15% based on our current leverage metrics as defined in the revolving credit agreement.

URBAN EDGE PROPERTIES
MORTGAGE DEBT SUMMARY
As of September 30, 2015 (unaudited) and December 31, 2014
(dollars in thousands)

Debt Instrument	Maturity Date	Rate	September 30, 2015	December 31, 2014	Percent of Debt at September 30, 2015
Mt Kisco - A&P (4)	2/11/15	5.32%	$—	$12,076	—%
North Bergen	1/9/18	4.59%	75,000	75,000	6.0%
Staten Island (Forest Plaza) (3)	7/6/18	1.47%	—	17,000	—%
Englewood (5)	10/1/18	6.22%	11,537	11,571	0.9%
40 property securitization - Fixed(6)	9/10/20	4.32%	536,953	547,231	43.1%
40 property securitization - Variable (1)(6)	9/10/20	2.36%	60,000	60,000	4.8%
Montehiedra, Puerto Rico (senior loan) (2)	7/6/21	5.33%	87,285	120,000	7.0%
Montehiedra, Puerto Rico (junior loan) (2)	7/6/21	3.00%	30,000	—	2.4%
Bergen Town Center	4/8/23	3.56%	300,000	300,000	24.1%
Las Catalinas	8/6/24	4.43%	130,000	130,000	10.4%
Mt Kisco -Target(7)	11/15/34	6.40%	15,380	15,657	1.3%
Total mortgage debt		4.15%	$1,246,155	$1,288,535	100%

DEBT MATURITY SCHEDULE

Year	Scheduled Amortization	Balloon Payments	(Discount) Scheduled Amortization	Total	Weighted Average Interest rate at maturity	Percent of debt maturing
2015	$3,741	$—	$(15)	$3,726	4.4%	0.3%
2016	16,041	—	(61)	15,980	4.4%	1.3%
2017	16,845	—	(61)	16,784	4.4%	1.3%
2018	16,218	83,551	(61)	99,708	4.7%	8.0%
2019	17,381	—	(61)	17,320	4.4%	1.4%
2020	13,788	521,387	(61)	535,114	4.1%	42.9%
2021	2,802	117,285	(61)	120,026	4.7%	9.6%
2022	2,943	—	(61)	2,882	4.9%	0.2%
2023	3,091	300,000	(61)	303,030	3.6%	24.3%
Thereafter	12,243	120,000	(658)	131,585	4.6%	10.7%
Total	$105,093	$1,142,223	$(1,161)	$1,246,155	4.2%	100%
(1) Subject to a LIBOR floor of 1.00%, currently bears interest at LIBOR plus 136 bps.
(2) On January 6, 2015, we completed a loan restructuring applicable to the $120 million, 6.04% mortgage loan secured by Montehiedra Town Center. The loan has been extended from July 2016 to July 2021 and separated into two tranches, a senior $90 million position with interest at 5.33% to be paid currently, and a junior $30.0 million position with interest accruing at 3%. As part of the planned redevelopment of the property, the Company is committed to fund $20 million for leasing and building capital expenditures of which $8 million has been funded as of September 30, 2015.
(3) This loan was repaid on March 10, 2015.
(4) This loan was repaid on February 11, 2015.
(5) On March 30, 2015, we notified the lender that the property’s operating cash flow will be insufficient to pay the debt service; accordingly, at our request, the mortgage loan was transferred to the special servicer. As of September 30, 2015 we remain in discussions with the special servicer to restructure the terms of the loan including the possibility that the lender will take possession of the property.
(6) See Property Status Report on page 22 for each property that comprises the 40 property securitization.
(7) The mortgage payable balance on the loan secured by Mt. Kisco -Target includes $1,161 and $1,207 of unamortized debt discount as of September 30, 2015 and December 31, 2014, respectively, the effective interest rate including amortization of the debt discount is 7.30% as of September 30, 2015.